UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SELECT BANCORP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee paid previously with preliminary materials.

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November 21, 2017

Dear Shareholder:

We recently mailed to you proxy materials in connection with the upcoming Special Meeting of Shareholders of Select Bancorp, Inc. to be held on December 12, 2017. The purpose of this meeting is to vote on approval of the Agreement and Plan of Merger and Reorganization dated July 20, 2017, pursuant to which it is proposed that Select Bancorp will acquire Premara Financial, Inc. and its subsidiary bank, Carolina Premier Bank, through the merger of Premara Financial with and into Select Bancorp. Our board of directors has unanimously recommended that you vote FOR the merger.

According to our records, we have not yet received your vote. Your vote is very important, regardless of the number of shares you own.

Please take a moment to vote your shares by internet or telephone by following the instructions in your proxy materials and on your proxy card/voting instruction form. Voting by internet or telephone is the most expedient way to make sure your vote is counted. You can also vote by returning your proxy card/voting form in the envelope provided for that purpose. If you have questions regarding how to vote your shares or have misplaced your materials, please contact Brenda Bonner, VP/Corporate Secretary, at (910) 897-3664.

Please disregard this letter if you have already voted your shares. Thank you for your cooperation and support.

Sincerely,

William L. Hedgepeth II

President and CEO

Enclosure

PLEASE VOTE AND SUBMIT YOUR APPOINTMENT OF PROXY TODAY!

Additional Information About the Merger and Where to Find It

In connection with the proposed merger of Premara Financial with and into Select Bancorp, Select Bancorp has filed with the SEC a Registration Statement on Form S-4 that includes a Joint Proxy Statement of Select Bancorp and Premara Financial and a Prospectus of Select Bancorp, as well as other relevant documents concerning the proposed merger.

SHAREHOLDERS OF SELECT AND PREMARA ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The Joint Proxy Statement/Prospectus and other relevant materials, and any other documents that Select Bancorp has filed with the SEC, may be obtained free of charge at the SEC's internet site, http://www.sec.gov. Copies of the documents that Select Bancorp has filed with the SEC may also be obtained, free of charge, by directing a written request to Select Bancorp, Inc., 700 W. Cumberland Street, Dunn, NC 28443, Attention: Mark Jeffries, Executive Vice President and Chief Financial Officer.